EXHIBIT 4.3

COMMON SHARES PAR VALUE $0.01	COMMON SHARES THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number	Shares

EPR PROPERTIES

ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT	CUSIP 26884U 10 9

is the owner of	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST, $0.01 PAR

VALUE PER SHARE, OF

EPR Properties (the “Trust”), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

/s/ David M. Brain	EPR PROPERTIES		DATED DD-MMM-YYYY
President and Chief Executive Officer	FORMED		COUNTERSIGNED AND REGISTERED:
/s/ Gregory K. Silvers	1997		COMPUTERSHARE TRUST COMPANY, N.A.
Chief Operating Officer	MARYLAND		TRANSFER AGENT AND REGISTRAR,
/s/ Robert J. Druten		By
Chairman of the Board of Trustees			AUTHORIZED SIGNATURE

EPR PROPERTIES

The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be furnished without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent and Registrar.

The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and for other purposes. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no person may own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the number or value of the outstanding shares of beneficial interest of the Trust. Any Person who attempts or proposes to own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meaningsdefined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be furnished without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent and Registrar. If the restrictions on transfer are violated, the securities represented hereby which are in excess of the above limitations will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common UNIF GIFT MIN ACT _______________ Custodian_____________________________

TEN ENT – as tenants by the entireties (Cust) (Minor)

JT TEN – as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act_______________________________________

(State)

UNIF TRF MIN ACT _______________ Custodian (until age____________________)

(Cust)

under Uniform Transfers to Minors Act______________________

(Minor) (State)

Additional abbreviations may also be used though not in the above list.PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ________________________ hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares

of beneficial interest of the Trust representated by this Certificate and does hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated: __________________________________20____________ Signature(s) Guaranteed:

Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

Signature: _____________________________________________

Signature: _____________________________________________

Notice: The signature to this assignment must be correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.